                                                                      Exhibit 11

          AMERICAN TELESOURCE INTERNATIONAL, INC. AND SUBSIDIARIES
                   COMPUTATION OF EARNINGS (LOSS) PER SHARE

                                                    For the three months ended                       For the nine months ended
                                              ----------------------------------------     -----------------------------------------
                                                April 30, 1998       April 30, 1999         April 30, 1998        April 30, 1999
                                              -----------------    -------------------     -----------------   ---------------------
COMPUTATION OF NET LOSS PER SHARE
    Net loss                                           ($1,923)            ($1,313)                 ($3,735)            ($3,043)
                                                   -------------       -------------             ------------       --------------
WEIGHTED AVERAGE NUMBER OF SHARES OF
    COMMON STOCK OUTSTANDING                            43,447              46,844                   39,612              46,259
                                                   -------------       -------------             ------------       --------------
BASIC LOSS PER COMMON SHARE                             ($0.04)             ($0.03)                  ($0.09)             ($0.07)
                                                   -------------       -------------             ------------       --------------

COMPUTATION OF DILUTED LOSS PER SHARE
    Net loss                                           ($1,923)            ($1,313)                 ($3,735)            ($3,043)
    Interest not incurred upon assumed conversion
    of convertible note                                      -                   -                        6                   -
                                                    -------------       -------------             ------------       --------------
    Preferred dividends                                      -                 (31)                       -                 (31)
                                                    -------------       -------------             ------------       --------------
    Net loss applicable to common stockholders
    used for computation                               ($1,923)            ($1,344)                 ($3,729)            ($3,074)
                                                    -------------       -------------             ------------       --------------
    Weighted average number of shares of common
    stock outstanding                                   43,447              46,844                   39,612              46,259

    Weighted average incremental shares outstanding
    upon assumed conversion of options and warrants      9,332               3,575                   12,834               3,060

     Weighted average incremental shares outstanding
     upon assumed conversion of convertible debt             -                   -                      130                   -
                                                    -------------       -------------             ------------       --------------

WEIGHTED AVERAGE COMMON SHARES AND
  COMMON SHARE EQUIVALENTS USED FOR
  COMPUTATION                                           52,779              50,419                   52,576              49,319
                                                    -------------       -------------             ------------       --------------
DILUTED LOSS PER COMMON SHARE AND COMMON
                                                    -------------       -------------             ------------       --------------
  SHARE EQUIVALENT                                      ($0.04)             ($0.03)                  ($0.07)             ($0.06)
                                                    -------------       -------------             ------------       --------------


(a) This calculation is submitted in accordance with Item 601 (b) (11) of Regulation S-K although it is not required by SFAS No. 128 because it is antidilutive.